                                                                  EXHIBIT 10.8

                                IBM STORWATCH
                                $1M AGREEMENT
                      INFOSPACE, INC. and IBM CORPORATION
                     SpaceSQL VERSION 4.0 LICENSE AGREEMENT
                          Agreement Number: 4998SJ0071


This Agreement dated as of September 18, 1998 is between Infospace, Inc. ("Infospace") with an address at 181 2nd Avenue, Suite 218, San Mateo, CA 94401, and International Business Machines Corporation ("IBM") with an address at 5600 Cottle Road, San Jose, CA 95193. Under this Agreement, IBM licenses from Infospace a computer software program known as SpaceSQL Version 4.0 which will be embedded into an IBM software product being developed called StorWatch Core Services.

By signing below, the parties agree to the terms of this Agreement. The complete Agreement between the parties regarding this transaction consists of this License Agreement and the following Attachments:


     1. Attachment A "Description of Licensed Work;"
     2. Attachment B "Schedule;"
     3. Attachment C "Testing, Maintenance and Support;"
     4. Attachment D "Education and Training,"
     5. Attachment E "Certificate of Originality," and
     6. Attachment F "On Premises."


The following are related agreements between the parties:


     1. Agreement for Exchange of Confidential Information ("AECI") No.
     SN980025;
     2. Supplement to Agreement for Exchange of Confidential Information No. J9801; and
     3. Source Code Custody Agreement No. 4998SJ0104.


This Agreement replaces all prior oral or written communications between the parties relating to the subject matter. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.


ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:


INTERNATIONAL BUSINESS                  INFOSPACE INC.
MACHINES CORPORATION


By:    /s/ [*]                          By:     /s/ Ben Connors
   -------------------------                -------------------------------
   Authorized Signature                     Authorized Signature

Name:  /s/ [*]                          Name:  /s/ Ben Connors
     ----------------------------           -------------------------------
        Type or Print                         Type or Print

Title:  [*]                             Title: /s/  Chief Operating Officer
      ---------------------------             -----------------------------

Date:  Sept 18, 1998                    Date:  Sept. 18, 1998
      ---------------------------             -----------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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1    DEFINITIONS


     Capitalized terms in the Agreement have the following meanings.

1.1  Code is computer programming code, including both Object Code and Source
     Code.

     a. Object Code is Code substantially in binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.

     b. Source Code is Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

1.2  Deliverable is any item that Infospace provides under this Agreement.

1.3 Derivative Work is a work that is based on all or any portion of the Licensed Work that is intended to be embedded in IBM Products commonly referred to as "StorWatch" and would be a copyright infringement if prepared without the authorization of owner of the Licensed Work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

1.4 Distributors are those authorized or licensed by IBM, IBM Subsidiaries or IBM Distributors to license or distribute Products.

1.5 Enhancements are changes or additions, other than Error Corrections, to the Licensed Work.


     a. Basic Enhancements are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems and devices.

     b. Major Enhancements provide substantial additional value and are offered to customers for an additional charge.


1.6 Error Corrections are revisions that correct errors and deficiencies (collectively referred to as "errors") in the Licensed Work.

1.7 Externals are (1) any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, and characters) generated by execution of Code, and
     (2) any programming interfaces, languages or protocols implemented in Code to enable interaction with other computer programs or the end user. Externals do not include the Code that implements them.

1.8 Licensed Work is (1) any material described in or that conforms to the description in the Attachment entitled "Description of Licensed Work," or that is delivered to IBM as the Licensed Work, including (but not limited to) Code, associated documentation, and Externals, and (2) Error Corrections and Enhancements thereto.

1.9 Moral Rights are personal rights associated with authorship of a work under applicable law. They include the rights to approve modifications and to require authorship identification.

1.10 Product is an offering or service, provided to IBM business partners, OEM customers, distributors, or other users, whether or not branded under an IBM, IBM Subsidiary or third party logo, which includes an embedded version of the Licensed Work or a Derivative Work of the Licensed Work.

1.11 Subsidiary is an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is no voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.

1.12 Tools include devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of the Licensed Work that are not commercially available.

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2    RESPONSIBILITIES OF INFOSPACE

2.1 Infospace will provide the following Deliverables to IBM according to the schedule set forth in the Attachment entitled "Schedule":

     a. one complete set of the Licensed Work described in the Attachment entitled "Description of Licensed Work" to IBM no later than 30 days from the Effective Date of this Agreement. The Licensed Work includes Object Code and supporting documentation recorded on industry standard 120-mm 650 megabyte CD-ROM media capable of being read on a standard CD-ROM drive contained in an IBM-compatible personal computer.

     b. Tools. The Tools for the Licensed Work are identified below.

        ----------------------------------------------------------------------
                              Part Number/
                                 Model            Version/
           Description          Number            Release             Owner
        ----------------------------------------------------------------------
             None                None              None                  None


        Infospace will deliver the Tools to IBM no later than 30 days from the Effective Date. Infospace will provide an updated written list to IBM for all changes and promptly deliver updated Tools to IBM.

     c. Infospace will deliver to IBM within six months of the Effective Date of this Agreement a version of the Licensed Work that contains all the features, and performs all of the functions, of the existing SpaceSQL Version 4.0 software program but operates in the following computer environment:

        . executing under the IBM OS/390 (formerly MVS/ESA) Version 2 Release 5 operating system on an IBM S/390 computer system

        . utilizing the Unix System Services (formerly OpenEdition) component of the IBM OS/390 operating system

        . utilizing the Lotus Domino Go Webserver Release 4.6.1 for OS/390 software product

        . retrieving data from, and displaying reports and graphs of data contained in, relational database tables managed by the DB2 for OS/390 relational database management system.

     d. a completed certificate of originality with the Licensed Work, and with each Enhancement to the Licensed Work, in the form specified in the Attachment entitled "Certificate of Originality." IBM may suspend payments to Infospace for the Licensed Work if Infospace does not provide a properly completed certificate of originality. Payment will resume after IBM receives and accepts the certificate.

2.2 Infospace will re-engineer the SpaceSQL Version 4.0 product to run in the OS/390 operating system environment as described in section 3 "Description of Engineering Work" in the Attachment entitled "Description of Licensed Work."

2.3 For the term of this Agreement and continuing for two (2) years thereafter, Infospace will provide Error Corrections for the Licensed Work, including testing, maintenance and support as described in this Agreement, including the Attachment entitled "Testing, Maintenance and Support."

2.4 Infospace will provide to IBM, at no charge, Basic Enhancements for the Licensed Work beginning when IBM accepts the Licensed Work and continuing for the term of this Agreement.

2.5 Infospace will offer to IBM, Major Enhancements to the Licensed Work beginning when IBM accepts the Licensed Work and continuing for the term of this Agreement. Infospace will offer to IBM, within 60 days after general availability, all Major Enhancements to the Licensed Work that Infospace creates or authorizes others to create. If IBM accepts Infospace's offer, IBM will amend this Agreement to include charges, terms and conditions, and the Major Enhancements will become part of the Licensed Work. If IBM and Infospace do not agree, Infospace will make the Major Enhancements available to IBM's, IBM Subsidiaries' and Distributors' customers under terms and conditions no less favorable than those Infospace offers anyone else.

2.6  Infospace will:




                                     Page-3
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     a.  participate in progress reviews, as reasonably requested by IBM, to demonstrate Infospace's performance of Infospace's obligations;

     b. implement a process designed to help prevent contamination of the Licensed Work delivered to IBM by harmful code. Infospace will provide IBM notice if Infospace suspects contamination;

     c. have agreements with Infospace's personnel and third parties to perform obligations and to grant or assign rights to IBM as required by this Agreement. On request, Infospace will provide IBM with evidence of these agreements;

     d. obtain a written agreement not to assert any Moral Rights from any person or entity having Moral Rights in the Licensed Work. Infospace agrees not to assert any Moral Rights in the Licensed Work;

     e. obtain all necessary consents of individuals or entities required for the use of names, likenesses, voices, and the like in the Licensed Work;

     f. maintain records to verify authorship of the Licensed Work for two (2) years after the termination or expiration of this Agreement. On request, Infospace will deliver or otherwise make available this information in a form specified by IBM;

     g. not assign or transfer this Agreement or Infospace's rights under it, or delegate or subcontract Infospace's obligations, without IBM's prior written consent. Any attempt to do so is void;

     h. not provide any information to the media, or issue any press releases or other publicity, regarding this Agreement or the parties' relationship under it, without IBM's prior written consent; and

     i. not disclose to a third party the terms of this Agreement or the fact that IBM has licensed the Licensed Work, without IBM's prior written consent. Infospace may, however, make such disclosures (i) to its accountants, lawyers or other professional advisors provided that any such advisor is under a confidentiality obligation and (ii) as required by law provided Infospace obtains any confidentiality treatment for it which is available.

2.7 If Infospace fails to perform any of its obligations, IBM may either reduce any amounts due hereunder by an amount equal to the value not received, or have Infospace reimburse IBM for the value not received. Infospace acknowledges that if it does not deliver the Licensed Work and the engineering changes to the Licensed Work described in section 3 "Description of Engineering Work" in the Attachment entitled "Description of Licensed Work," IBM will suffer irreparable harm and will be entitled to all equitable remedies, including specific performance for the delivery of such Licensed Work.

3    LICENSE

3.1 Infospace grants IBM a nonexclusive worldwide license, during the term of this Agreement, to prepare Derivative Works of the Licensed Work, and to use, execute, reproduce, display, perform, transfer, distribute, and sublicense the Licensed Work and such Derivative Works in Object Code form only, and documentation, in any medium or distribution technology whatsoever, whether known or unknown, solely as such items are, or are to be, incorporated and/or embedded in IBM Products commonly referred to as "StorWatch" and any successor or related Products of the same or similar application. Infospace grants IBM the right to authorize or sublicense others to exercise any of the rights granted to IBM in this Section.

3.2 Infospace grants IBM a nonexclusive worldwide paid-up license, during the term of this Agreement, to prepare Derivative Works of the Externals, and to use, execute, reproduce, display, perform, transfer, distribute, and sublicense the Externals and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown, solely as such items are, or are to be, incorporated and/or embedded in IBM Products commonly referred to as "StorWatch" and any successor or related Products of the same or similar application. Infospace grants IBM the right to authorize or sublicense others to exercise any of the rights granted to IBM in this Section.

3.3 Infospace grants IBM a nonexclusive, worldwide paid-up license, during the term of this Agreement, to prepare Derivative Works of the Tools, and to use, execute, reproduce, display, perform, and distribute internally the Tools and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown, solely as such items are, or are to be, incorporated and/or embedded in IBM Products commonly referred to as "StorWatch" and any successor or related Products of the same or similar application. The rights and licenses granted by Infospace to IBM hereunder include the right of IBM to authorize or sublicense its Subsidiaries, contractors, and consultants to exercise any of the rights granted to IBM in this Section.

3.4 The grant of rights and licenses to the Licensed Work and Tools includes a nonexclusive, worldwide, paid-up license under any patents and patent applications that are owned or licensable by Infospace now or in the future and are (1) required to make, have made, use and have used the Licensed Work or its Derivative

                                     Page-4

     Works or (2) required to license or transfer the Licensed Work or its Derivative Works. This license applies to the Licensed Work and its Derivative Works operating alone or in combination with equipment or Code. The license scope is to make, have made, use, have used, offer to sell, sell, import, license or transfer items, and to practice and have practiced methods, to the extent required to exercise the rights granted hereunder to the Licensed Work and Tools.

3.5 Subject to Infospace's ownership of the Licensed Work and Tools, IBM will own any Derivative Works it creates.

3.6 Infospace grants IBM a nonexclusive, worldwide, paid-up license to use the names and trademarks Infospace uses to identify the Licensed Work for IBM's marketing of the Licensed Work and its Derivative Works. Infospace grants IBM the right to authorize or sublicense others to exercise any of the rights granted to IBM in this Section. If IBM's use of Infospace's names and trademarks is improper and Infospace provides IBM notice that Infospace objects to it, IBM will take all reasonable steps necessary to resolve Infospace's objections. Infospace may reasonably monitor the quality of Products bearing its trademark under this license.

3.7 Any goodwill attaching to IBM's trademarks, service marks, or trade names belongs to IBM and this Agreement does not grant Infospace any right to use them. Each IBM Product will display, in an easily readable manner, that Infospace has provided the Licensed Work.

3.8 For each Product that IBM, IBM Subsidiaries or Distributors license to a customer and for which Infospace receives a royalty payment in accordance with section 4.1 and 4.3 below, the rights and licenses granted to IBM in sections 3.1, 3.2, 3.3, 3.4 and 3.6 above become perpetual and irrevocable.

4    PAYMENT

4.1 IBM will pay Infospace royalties of [*] for each IBM-authorized copy of the Licensed Work or Derivative Work thereof that is incorporated and/or embedded in an IBM Product commonly referred to as "StorWatch" and any successor or related Products of the same or similar application, up to a cumulative maximum amount of [*]. The per copy royalty payment includes service and support for the Licensed Work as described in the Attachment "Testing, Maintenance and Support."

4.2 All royalty obligations for the Licensed Work will be paid-up when the cumulative amount of all royalty payments reaches the maximum amount of $[*]. Notwithstanding anything to the contrary in this Agreement, all licenses granted to IBM in this Agreement will become perpetual and irrevocable when the cumulative maximum royalty payments of $[*] is reached.

4.3  IBM will pay Infospace the following royalty advances:

--------------------------------------------------------------------------------
               DATE/EVENT                                ROYALTY ADVANCE
--------------------------------------------------------------------------------

1. Delivery of Licensed Work, excluding OS/390                $[*]
   version of the Licensed Work.
--------------------------------------------------------------------------------

2. Delivery and acceptance of an OS/390                       $[*]
   version of the Licensed Work.
--------------------------------------------------------------------------------
3. General availability of an IBM Product containing          $[*]
   an embedded version of the Licensed Work or a
   Derivative Work.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   TOTAL:                                                     $[*]
--------------------------------------------------------------------------------


  In the event that IBM chooses not to embed the Licensed Work or a Derivative Work in an IBM Product, then the third payment listed in the table above will not be made and IBM will have no further financial obligation to Infospace under this Agreement.

  The royalty advances described in the table above in this Section 4.3 are 100% recoverable, meaning that the royalty payment for each authorized copy of the Licensed Work or Derivative Work that is embedded in an

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                     Page-5

     IBM Product licensed to a customer by IBM, IBM Subsidiaries or Distributors, as described in Section 4.1 above, will be reduced by 100% until the royalty advances described in the table immediately above are fully recovered. Once the royalty advances are paid they are nonrefundable.

4.4  IBM's second royalty advance to Infospace, as described in the table in section 4.3 of this Agreement, may be reduced by $10,000.00 for each calendar week, up to a maximum of $100,000.00, that Infospace fails to meet specified milestone of delivering to IBM an OS/390 version of the Licensed Work as described in section 3 "Description of Engineering Work" in the Attachment entitled "Description of Licensed Work". In the event that Infospace fails to deliver an OS/390 version of the Licensed Work within 34 calendar weeks of the Effective Date of this Agreement, then the second payment contained in the table above will not be made and no other payments will be made by IBM to Infospace under this Agreement, other than the $500.00 per authorized copy royalty payment referred to in Section 4.1 above.

4.5 Notwithstanding anything to the contrary, IBM has no royalty obligation for:


     a. the Licensed Work or its Derivative Works used for:
        (1) IBM's and IBM Subsidiaries' (including third parties under contract) development, maintenance or support activities;
        (2) marketing demonstrations, customer testing or trial periods (including early support, pre-release, or other similar programs), Product training or education; or
        (3) backup and archival purposes;
     b. a copy of the Product used by a licensed end user at home or on travel when such Product is stored on both the user's primary machine as well as another machine, provided that the end user is not authorized to actively use the Product on both machines at the same time;
     c. the Licensed Work (or a functionally equivalent work) becomes generally available from Infospace to third parties without a payment obligation;
     d. documentation provided with, contained in, or derived from the Licensed Work;
     e. Error Corrections or Basic Enhancements;
     f. warranty replacement copies of the Product;
     g. Externals; or
     h. the Licensed Work or Derivative Work used for IBM's and IBM Subsidiaries' internal use provided, however, that they are incorporated and/or embedded in IBM Products commonly referred to as "StorWatch" and any successor or related Products of the same or similar application.


4.6 IBM and IBM Subsidiaries, when providing outsourcing services to licensees of Products, will not owe Infospace a fee for access to or assignment of a license to such Products. In addition, IBM and IBM Subsidiaries will not owe Infospace a fee to transfer the applicable Products to an IBM or IBM Subsidiaries computer system which is of like configuration as the computer system for which the Products were licensed. The forgoing is subject to IBM providing Infospace notice of such Products to be managed by IBM or IBM Subsidiaries. The Products will only be used on behalf of the licensee. Upon expiration or termination of the agreement to provide outsourcing services to the licensee, IBM's or an IBM Subsidiaries' right to use the Products will end.

4.7 IBM, IBM Subsidiaries, and Distributors may, without incurring any royalty obligation, copy the Product and distribute it on a CD-ROM, or other media or distribution technology on or through which the Product is secured (e.g., "encrypted" or "locked") to limit a customer's access to or use of the Product. IBM may allow the customer, under a limited license, a limited preview, trial or demonstration use of the Product. IBM will have no royalty obligation to Infospace unless IBM, IBM Subsidiaries, or Distributors license the Product to such customer for full productive use.

4.8 IBM may request a lower royalty for the Licensed Work when a licensing transaction requires a substantial discount. If Infospace agrees, both parties will sign a letter specifying the licensing transaction and its lower royalty payment.

4.9 If Infospace offers another party more favorable rates, prices or royalties than are available to IBM under this Agreement, taking into account all relevant facts and circumstances, Infospace will promptly offer the same to IBM. If IBM accepts Infospace's offer, IBM will also accept associated differences in licensing terms and conditions.

4.10 Royalties are paid against revenue recorded by IBM in a royalty payment quarter. In the U.S., a royalty payment quarter ends on the last business day of the calendar quarter. Outside of the U.S., a royalty payment




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       quarter is defined according to IBM's current administrative practices.
       Payment will be made by the last day of the second calendar month following the royalty payment quarter. Royalties will be paid less adjustments and refunds due to IBM. IBM will provide a statement summarizing the royalty calculation with each payment. All payments will be made in U.S. dollars. Payments based on foreign revenue will be converted to U.S. dollars on a monthly basis at the rate of exchange published by Reuters Financial Service on approximately the same day each month.

4.11 IBM will maintain relevant records to support payments made to Infospace. The records will be retained and made available two (2) years from the date of the related payment. If Infospace requests, IBM will make these records available to an independent certified public accountant chosen and compensated: other than on a contingency basis, by Infospace. Infospace's request must be in writing, will provide IBM 90 days prior notice, and will not occur more than once each year. The audit will be conducted during normal IBM business hours at IBM's office and in such a manner as not to interfere with IBM's normal business activities. The auditor will sign a confidentiality agreement and will only disclose to Infospace any amounts overpaid or underpaid for the period examined. The cost of such audit will be borne by Infospace unless such audit reflects an underpayment of more than fifteen (15) percent in the royalty payments reported due by IBM over the period of time being audited, but in no event less than one (1) year. In the event that the underpayment is more than fifteen (15) percent, IBM will reimburse Infospace for the cost of the audit.

4.12 Each party will be solely responsible for any taxes incurred by the party, directly or indirectly, associated with its performance of this Agreement.

4.13 The payments defined in this Section fully compensate Infospace for its performance under, and for the rights and licenses granted in, this Agreement.

4.14 Infospace will submit invoices to IBM following completion of each milestone contained in the Attachment entitled "Schedule". IBM will pay Infospace the amounts due within 30 days of Infospace's meeting the milestone described and IBM's receipt of a valid invoice.

4.15   All invoices will include the following information:

       a. this Agreement number;
       b. Infospace's company and remit to address;
       c. a short description of the milestone for which payment is due; and
       d. IBM's Purchase Order number, Infospace's invoice number and its date.

4.16 All invoices will be addressed to IBM Corporation and sent (with a copy to the IBM Technical Coordinator) to the following address:

       IBM Corporation
       Accounts Payable Center
       P.O. Box 9005
       1701 North Street
       Endicott, NY 13761-9005

5      TESTING

5.1 Infospace will perform the following tests prior to each delivery of the Licensed Work:

       a. component testing;
       b. functional verification testing;
       c. system testing; and
       d. compatibility testing.

       Upon IBM's request, the details of such testing will be mutually agreed to by the parties.

5.2 Infospace will, upon IBM's request, provide to IBM concurrent with each delivery of the Licensed Work and Tools all-test results, test scenarios, test cases, and test reports associated with the pre-delivery testing.

5.3 Upon receipt of each delivery of the Licensed Work to IBM, IBM may evaluate the Licensed Work for a period of 30 days and perform such tests as IBM deems appropriate to determine if:

                                     Page-7

     a. the Licensed Work meets the specifications described in the Attachment entitled "Description of Licensed Work;"
     b. the Licensed Work executes repetitively within the system environment described in the Attachment entitled "Description of Licensed Work;" and
     c. IBM can successfully execute to completion all functional and system test scenarios developed by IBM.

     At the end of the 30 day evaluation period, IBM will notify Infospace of its acceptance or non acceptance of the Licensed Work. If IBM fails to notify Infospace of its acceptance or non acceptance of the Licensed Work at the end of the 30 day evaluation period, IBM shall be deemed to have accepted the Licensed Work.

5.4 IBM's testing does not relieve Infospace of its obligations under this Agreement. IBM has no obligation to perform testing of or identify errors in the Licensed Work.

5.5 For the purposes of performing the engineering work described in section 3 "Description of Engineering Work" of the Attachment "Description of Licensed Work", IBM will assist Infospace by providing access to the services and facilities of the IBM Solution Partnership Center (SPC) located at 2929 Campus Drive, San Mateo, CA 94401. Infospace and its employees shall use the services and facilities of the SPC solely for the purposes of creating an OS/390 version of the Licensed Work. Infospace will be responsible for scheduling the use of the services and facilities of the IBM Solution Partnership Center by completing the necessary reservations forms on the SPC web page (www.spc.ibm.com) within 30 days of the Effective Date of this Agreement. Upon mutual agreement, these services and facilities will be made available within 60 days of the Effective Date of this Agreement and continuing for a period not to exceed twelve (12) weeks. These services and facilities are normally available during normal business hours (8:00AM PST to 5:00PM PST) Monday through Friday, excluding standard holidays as defined by that IBM location. The services and facilities are to include access to a S/390 computer system running the software described in Section 3.2 of the Attachment "Description of Licensed Work." The services and facilities of the SPC may not be available during all of the time periods specified above as a result of vacation and education plans of key technical employees, planned relocation of the SPC to a new facility or other unknown circumstances. Infospace will be solely responsible for any travel, lodging or any other expenses associated with the use of these IBM facilities by Infospace and its employees.

     In the event that the services and facilities of the SPC are not available for the purposes of performing the engineering work described in section 3 "Description of Engineering Work" in the Attachment "Description of Licensed Work" or Infospace needs additional time beyond the twelve (12) weeks allocated at the SPC, IBM will use reasonable efforts to provide access to an alternate S/390 computer system running the software described in section 3.2 of said Attachment. IBM will use reasonable efforts to provide access to said alternate S/390 computer system within thirty (30) days of receiving written notice from Infospace of the need for access to such alternate S/390 computer system for thirty-six (36) calendar weeks after the Effective Date of this Agreement. Said alternate S/390 computer system will be located at IBM's Storage Systems Division Test Facility at 5600 Cottle Road, San Jose, California. IBM will provide access during normal business hours (8:00 AM PST to 5:00 PM PST) Monday through Friday, excluding holidays as defined by the IBM location. Infospace and its employees shall use this computer system solely for the purposes of creating an OS/390 version of the Licensed Work. Infospace will be solely responsible for any travel, lodging or any other expenses associated with the use of these IBM facilities by Infospace and its employees. If for any reason IBM is unable to supply the foregoing alternate S/390 computer system and software, the parties will meet and negotiate in good faith to address the hardware and software requirements for creating an OS/390 version of the Licensed Work as described in Section 3 "Description of Engineering Work" in Attachment "Description of Licensed Work."

     In meeting its obligations under the immediately preceding paragraph, IBM will attempt to provide remote access to Infospace for the IBM Test Facility located at IBM's facility in San Jose, California during the period specified above, provided that Infospace fully complies with IBM's remote access requirements, as described below:

     a. Infospace shall provide IBM with the names, home addresses, home phone numbers and titles of those employees who require remote access to the IBM Test Facility;

     b. Infospace shall not allow usage of access codes (userids and passwords) assigned by IBM except by those employees to whom they have been individually assigned;

                                     Page-8

     c. Infospace shall not allow any access codes assigned by IBM to be shared among Infospace's employees, and shall take reasonable precautions against allowing them to be used in an unauthorized manner;

     d. Infospace and its employees shall use the access codes and test facility solely for use in connection with the engineering work described in
        Section 3 "Description of Engineering Work" in Attachment "Description of Licensed Work";

     e. Infospace shall schedule its use of the IBM Test Facility with the appropriate IBM personnel;

     f. Infospace and its employees shall only use software provided by IBM for the remote connection to the IBM Test Facility;

     g. Infospace and its employees shall only initiate remote access to IBM's Test Facility from Infospace's offices located at 181 2nd Avenue, San Mateo, California or 167 2nd Avenue, San Mateo, California;

     h. Infospace and its employees shall operate all computers or workstations solely on a private (single party) line basis;

     i. Infospace and its employees shall not use any telephone or other devices with a call forwarding feature to transmit or receive data; and

     j. Infospace shall comply with any additional reasonable security requirements that IBM requests in order to maintain the security of IBM's Test Facility.

5.6 In addition, in the event that Infospace needs access to an IBM S/390 computer system running the software described in Section 3.2 of Attachment "Description of Licensed Work", after its has delivered to IBM an OS/390 version of the Licensed Work to IBM, in order to perform its responsibilities and obligations described in Attachment "Testing, Maintenance and Support", IBM will provide access to such a S/390 computer system with the necessary software. This access will be on an as-needed basis for the term of this Agreement and continuing for as long as Infospace has testing, maintenance and support obligations and responsibilities under this Agreement. Infospace and its employees shall use this computer system solely for performing its testing, maintenance and support obligations and responsibilities. Such access will be at the IBM's Storage Systems Division Test Facility located at 5600 Cottle Rd., San Jose, California during normal business hours (8:00 AM PST to 5:00 PM PST) Monday through Friday, excluding holidays as defined by that IBM location. Infospace will be solely responsible for any travel, lodging or any other expenses associated with the use of these IBM facilities by Infospace and its employees.

     IBM will attempt to provide remote access to the IBM Test Facility located at IBM's facility in San Jose, California during the period specified above in this section, provided that Infospace fully complies with IBM's remote access requirements, as described in Section 5.5 above.


5.7 If IBM provides remote access to a S/390 computer system located at the IBM Storage Systems Division Test Facility in San Jose, California as described in Section 5.5 and 5.6 above, Infospace will provide however many IBM-compatible personal computer(s) (which will be used to remotely access the IBM-owned S/390 computer system) are required by its software engineers. In order to remotely access the IBM-owned S/390 computer system, the personal computer will have the following hardware and software Products installed and operational.

     .  Microsoft Windows NT 4.0 operating system
     .  Netscape Navigator 4.04
     .  a high speed data modem
     .  IBM Global Network Dialer for Windows 95/NT 4.0

5.8 For the purposes of performing the engineering work described in section 3 "Description of Engineering Work" of the Attachment entitled "Description of Licensed Work", IBM will provide a complete set of product documentation for the software Products and components listed below to Infospace on industry standard 120-mm 650 megabyte CD-ROM media within 30 days of the Effective Date of this Agreement

     .  IBM OS/390 Version 2 Release 5 operating system
     . IBM Unix Systems Services (a component of the OS/390 operating system) . IBM DB2 for OS/390 Version 5.0 (IBM program number 5655-DB2)




                                     Page-9

      . Lotus Domino Go Webserver Version 4.6.1 for OS/390

5.9 IBM is responsible for supplying, for the term of this Agreement and for two (2) years following its expiration or termination, the following corequisite software that allows the SpaceSQL Version 4.0 product to function, and to be maintained and serviced, on an IBM S/390 computer running the IBM OS/390 operating system.

      . a C/C++ compiler, such as the OS/390 C/C++ Version 2 Release 4 product which includes a C compiler, C++ compiler and a set of C++ class libraries
      . a Java Virtual Machine (JVM), such as that contained in the Java for
        OS/390 Java Development Kit (JDK)
      . a web server, such as the Lotus Domino Go Webserver Version 4.6.1 for OS/390 product

6     REPRESENTATIONS AND WARRANTIES

6.1   Infospace makes the following ongoing representations and warranties:

      a. Infospace has full legal rights to grant the fights granted herein;
      b. Infospace is not under, and will not assume, any contractual obligation that prevents Infospace from performing its obligations or conflicts with the rights and licenses granted in this Agreement;
      c. except for existing secured bank lines of credit, there are no liens, encumbrances or claims pending or threatened against Infospace, or to Infospace's knowledge, anyone else, that relate to the rights and licenses granted in this Agreement;
      d. neither the Licensed Work nor the Tools contain libelous matters nor, do they directly or indirectly infringe any publicity, privacy or intellectual property rights of a third party including any patents or patent applications;
      e. the Licensed Work and the Tools will perform in accordance with the requirements set forth in this Agreement, including the Attachment entitled "Description of Licensed Work", and will conform to Infospace's user documentation, and any sales and marketing materials provided by Infospace;
      f. the Source Code that Infospace will provide into escrow, pursuant to the Attachment "Source Code Custody Agreement" hereto, corresponds to the current release or version of the Licensed Work provided by Infospace under this Agreement;
      g. the Licensed Work supports the Year 2000; it is capable of correctly processing, providing and receiving date data, as well as properly exchanging accurate date data with all Products (for example, hardware, software and firmware) with which the Licensed Work is designed to be used;
      h. neither the Licensed Work nor the Tools are contaminated by harmful Code; and
      i. all authors have waived their Moral Rights in the Licensed Work to the extent permitted by law.

      Infospace will promptly provide IBM written notice of any change that may affect its representations and warranties.

6.2 Except as provided above, anything either party provides to the other related to this Agreement is "AS IS", without warranty of any kind.

7     INDEMNIFICATION AND LIABILITY

7.1 Infospace will defend and indemnify IBM and IBM's Subsidiaries if a third party makes a claim against IBM or its Subsidiaries based on an actual or alleged:

      a. failure by Infospace, to the extent not caused by IBM, to perform Infospace's obligations under this Agreement;
      b. breach of Infospace's representations and warranties;
      c. failure by Infospace to comply with government laws and regulations; or
      d. infringement by Infospace, the Licensed Work or Tools of patents, copyrights, trademarks, trade secrets, and other intellectual property rights.

7.2 Infospace shall have no obligation under subsection 7.1.d above to the extent any claim of infringement or misappropriation results from: (i) use of the Licensed Work or Tools in combination with any other product, end item, or assembly if such infringement would have been avoided but for such combination or use, and the combination with other product, end item or assembly does not occur in an ordinary and expected use of the




                                    Page-10

     Licensed Work, (ii) any claim based on IBM's use of the License Work or Tools as shipped after Infospace has informed IBM of modifications or changes in the Licensed Work or Tools required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Infospace's suggestions. Infospace shall not be liable hereunder for enhanced or punitive damages which could have been avoided or reduced by actions within the control of IBM.

7.3  IBM will:

     a. promptly provide Infospace notice of any such claim; and
     b. allow Infospace to control, and cooperate with Infospace in, the defense of the claim and settlement negotiations.

     IBM may participate in the proceedings at its option and expense.

7.4 In addition, if an infringement claim appears likely or is made, Infospace will:

     a. obtain the necessary rights for IBM, IBM Subsidiaries and Distributors and their respective customers to continue to distribute, license, otherwise transfer and use the Licensed Work on an uninterrupted basis and exercise all rights granted in the Licensed Work and Tools; or
     b. modify the Licensed Work and Tools at Infospace's expense to resolve the claim. This modified Licensed Work will comply with the Attachment entitled "Description of Licensed Work."

     If Infospace is not able to do either within a reasonable period of time, IBM may terminate this Agreement for Infospace's breach.

7.5 In addition to any remedies specified in this Agreement, IBM may pursue any other remedy it may have in law or in equity.

7.6 Regardless of the type of claim, neither party is liable to the other for indirect, incidental, special, or consequential damages including, but not limited to, lost profits or revenues, under any part of this Agreement, even if informed that they may occur. This limitation does not apply to (a) Infospace's liabilities for indemnity above or (b) any obligations of either party to make a payment which is due under this Agreement. IBM's total liability is limited to payments due to Infospace under this Agreement.

8    TERM AND TERMINATION

8.1  The term of this Agreement begins on the Effective Date and expires five
     (5) years from the Effective Date, unless terminated sooner under the terms of this Agreement.

8.2 Either party may terminate this Agreement for the other's material breach by providing the breaching party with a written notice that describes the breach. The termination will become effective 45 days after receipt of the notice unless the breach is cured within that 45 day period. However, if the breach (other than a breach for failure to deliver the Licensed Work) by its nature, cannot be remedied in 45 days, but can be remedied in a reasonable time thereafter, the breaching party will take reasonable and diligent steps to remedy it, notify the other party of the action plan, progress towards completion, and complete such remedial action promptly. In such event, the notice period will be suspended while the breaching party takes these actions.

8.3 After such time as IBM has made the second royalty advance of $[*] referred to in Section 4.3 above, IBM may terminate this Agreement without cause on 30 days notice to Infospace.

8.4 Expiration or termination of this Agreement does not affect any licenses granted in accordance with the terms of this Agreement for the Licensed Work, Externals or Tools. In the event of termination by IBM for breach by Infospace, IBM will not be obligated to make any payments that would have become due under this Agreement on or after the effective date of termination, other than per copy royalty payments for authorized copies of the Licensed Work or Derivative Work contained in an IBM Product and such Product was licensed to a customer by IBM, IBM Subsidiary or Distributor prior to the effective date of termination. IBM's payment obligations are also subject to Subsection 2.7 of this Agreement.

8.5 Subject to Subsection 8.4, any provisions of this Agreement that by their nature extend beyond termination or expiration will survive in accordance with their terms. These include Sections 3.5, 3.6, 3.7 and 3.8, and the



                                    Page-11

     Sections entitled Representations and Warranties, Indemnification and Liability, and General. These terms will apply to either party's successors and assigns.

8.6 In the event of either termination or expiration of this Agreement, Infospace agrees to maintain and support, as described in the Attachment entitled "Testing, Maintenance and Support", the latest maintenance level of the Licensed Work delivered to IBM for a period of [two (2) years] after the termination or expiration date of this Agreement. Following termination or expiration of this Agreement, Infospace will maintain and support the latest maintenance level of the Licensed Work delivered to IBM using software levels of prerequisite or corequisite software Products (operating systems, web browsers, Java Virtual machines, etc.) that are either current at the time of expiration or termination of this Agreement or more current.

9    COORDINATORS AND COMMUNICATIONS

9.1 Any notice required or permitted to be made by either party to this Agreement must be in writing. Notices are effective when received by the appropriate coordinator as demonstrated by reliable written confirmation (for example, certified mail receipt or facsimile receipt confirmation sheet).

9.2 The Contract Coordinators responsible to receive all notices and administer this Agreement are:


      For IBM:                                  For Infospace
      Name:          [*]                        Name:        Ben Connors
      Title:         [*]                        Title:       Chief Operating Officer
      Address:       9000 S. Rita Road          Address:     181 2nd Ave., Suite 218
                     Tucson, AZ 85744                        San Mateo, CA 94401

      Phone:         [*]                        Phone:       (650) 685-3011
      Fax:           [*]                        Fax:         (650) 685-3098



9.3 The Technical Coordinators responsible to accept all Deliverables, coordinate all exchanges of confidential information, and administer and coordinate the technical matters associated with this Agreement are:


     For IBM:                                   For Infospace
     Name:           [*]                        Name:        Joe Thomas
     Title:          [*]                        Title:       Director of Strategic Alliance
     Address:        9000 S. Rita Road          Address:     181 2nd Ave., Suite 218
                     Tucson, AZ 85744                        San Mateo, CA 94401

     Phone:          [*]                        Phone:       (650) 685-3030
     Fax:            [*]                        Fax:         (650) 762-2110


     Technical Coordinators may propose, accept (by signature or initial), and implement technical changes to this Agreement that do not change dollar amounts or materially change Deliverables or the schedules of this Agreement.

9.4 All legal notices regarding this Agreement will be sent to the addresses indicated below and shall be deemed received two (2) days after mailing if sent by certified mail, return receipt requested, or on the date confirmation is received, if sent by facsimile transmittal to the party set forth below:


     For IBM:                                   For INFOSPACE
     Name:           General Legal Department   Name:        Legal Department


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.



                                    Page-12


      Address:       5600 Cottle Rd.            Address:     181 2nd Ave., Suite 218
                     Mail Stop 277/12-2                      San Mateo, CA 94401
                     San Jose, CA 95193

      Phone:         (408) 256-1800             Phone:       (650) 685-3000
      Fax:           (408) 256-6718             Fax:         (650) 685-3001


9.5 Each party will provide written notice to the other party when its coordinators change.

10    GENERAL

10.1 Independent Contractor. Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other except as specifically stated in the Subsection entitled "Copyright" below. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of its employees.

10.2 Freedom of Action. Each party may have similar agreements with others. Each party may design, develop, manufacture, acquire or market competitive Products and services, and conduct its business in whatever way it chooses. IBM is not obligated to announce or market any Products or services. IBM does not guarantee the success of its marketing efforts. IBM will independently establish prices for its Products and services.

10.3 Reliance. Neither party relies on any promises, inducements or representations made by the other or expectations of more business dealings, except as expressly provided in this Agreement. This Agreement accurately states the parties' agreement.

10.4 Compliance With Applicable Laws. Each party will comply with all applicable laws and regulations at its expense including, to the extent applicable, Executive Order 11246 on Equal Employment Opportunity, as amended, the Occupational Safety and Health Act of 1970, as amended, and the Americans With Disabilities Act of 1990, as amended. This also includes all applicable government export and import laws and regulations.

10.5 Confidential Information. The parties agree that information exchanged under this Agreement that is considered by either party to be confidential information will be subject to the terms of the AECI referenced on the first page of this Agreement and its Supplements. In addition, Infospace will not provide IBM with any information which may be considered confidential information of any third party unless provided under the AECI. The obligations set forth in the AECI with regard to confidential information will not limit or preclude the exercise of the licenses granted in this Agreement.

10.6 Copyright. Any publication by IBM of the Licensed Work or a Derivative Work thereof may contain an appropriate copyright notice, as determined by IBM. Infospace will enforce and maintain its copyright protection in the Licensed Work. At IBM's request, Infospace agrees to provide IBM reasonable evidence of copyright protection of the Licensed Work. IBM is not responsible for enforcing and maintaining such copyright protection. However, in the event that Infospace fails to enforce or maintain its copyright protection in the Licensed Work, Infospace authorizes IBM to act as Infospace's agent in the copyright registration of the Licensed Work in the name of Infospace.

10.7 Order of Precedence. If there is a conflict among the terms of this base License Agreement and its Attachments, the terms of this base License Agreement prevail over those of the Attachments, unless the parties expressly indicate in the Attachments that particular terms within the Attachments prevail. Terms in IBM's purchase orders and Infospace's invoices or acknowledgments, if any, are void.

10.8 Headings. The headings of this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.

10.9 Counterparts. This Agreement may be signed in one or more counterparts, each of which will be considered an original, but all of which together form one and the same instrument.



                                    Page-13

10.10 Amendment and Waivers. For a change to this Agreement to be valid, both parties must sign it. No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.

10.11 Cooperation. Each party shall use reasonable commercial efforts to cooperate with the other party and shall respond in a prompt manner to any inquiries, requests for information or deliveries made by the other party so that each may meet its obligations pursuant to this Agreement

10.12 Actions. Neither party will bring a legal action relating to the subject matter of this Agreement, against the other more than 2 years after the cause of action arose or the party became aware or should have become aware of the cause of action, if later, except in the case of indemnification for infringement, in which case this period runs for 2 years after the award or settlement was made.

10.13 Dispute Resolution. Both parties will act in good faith to resolve disputes prior to instituting litigation. Each party waives its rights to a jury trial in any resulting litigation. Litigation will only be commenced in the State of New York.

10.14 Governing Law. This Agreement will be governed by the substantive law of the State of New York applicable to contracts executed in and performed entirely within that State. The United Nations Convention on Contracts for the International Sale of Goods does not apply. Infospace will, upon written notice from IBM, submit to personal jurisdiction in any forum where IBM is sued for claims related to this Agreement.

                                    Page-14

                                                                    Attachment A
                                                                     Page 1 of 2

                          DESCRIPTION OF LICENSED WORK


1    General description of Licensed Work:

     Infospace SpaceSQL Version 4.0 software product supporting the following server platforms:

     .  Hewlett Packard HP-UX operating system
     .  IBM Advanced Interactive Executive (AIX) operating system
     .  Sun Microsystems Solaris operating system
     .  Microsoft Windows NT operating system

     Capable of retrieving data from, and displaying reports and charts of data contained in, relational database tables managed by the following relational database management systems:

     .  IBM DB2 Universal Database (UDB) Version 5.0
     .  Informix
     .  Oracle Version 8.0
     .  Sybase

     Working in conjunction with the following web browsers:

     .  Microsoft Internet Explorer Version 4.0
     .  Netscape Navigator Version 4.04 or Netscape Communicator Version 4.04

2    Specific description of Licensed Work:

     Complete Infospace SpaceSQL Version 4.0 software product, contained on industry standard 120-mm 650 megabyte CD-ROM media, including the software components listed below and any others that are considered part of the product:

     .  Infospace Java Server (IJS)
     .  User Administration and security module
     .  Server Administration module
     . all Java applets, including the Infospace SpaceSQL designer applet for designing reports and charts

     In addition, all product documentation, including:

     . all external customer documentation, whether printed or online, including user guides, installation guides and reference manuals, etc. Infospace SpaceSQL Java Language application programming interface
         (API).
     .   all other written product documentation.

3    Description of Engineering Work

3.1 Infospace will re-engineer the SpaceSQL to run on an IBM S/390 computer system such that the product contains all of its existing features and is capable of performing all of its current functions. The objective of this engineering effort is to create a version of the SpaceSQL software product that runs under the IBM OS/390 operating system and is capable of retrieving data from, and displaying reports and charts of data contained in, relational database tables managed by the IBM DB2 for OS/390 relational database management system.

3.2 This engineering effort will be accomplished using an IBM S/390 computer system running the following software Products and components:




                                    Page-15

                                                                    Attachment A
                                                                     Page 2 of 2


      .  IBM OS/390 Version 2 Release 5 operating system
      . IBM Unix Systems Services (a component of the OS/390 operating system) . IBM DB2 for OS/390 Version 5.0 (IBM program number 5655-DB2)
      .  Lotus Domino Go Webserver Version 4.6.1 for OS/390

                                    Page-16

                                                                    Attachment B
                                                                     Page 1 of 1
                                    SCHEDULE



        Milestone                                                                           Date (Not Later
        ---------                                                                          ---------------
                                                                                               Than)
                                                                                               -----
1.     Execution of this Agreement                                                        September 18, 1998

2.     Receipt of the completed Certificate of Originality for the                        August 21, 1998
       Licensed Work.

3.    Infospace's delivery of the Licensed Work which substantially                       October 18, 1998
      complies with the specifications outlined in the Attachment entitled "Description of Licensed Work", excluding engineering work described in Section 3 of Attachment A "Description of
      Licensed Work".

4.    Infospace's delivery of the other Deliverables (other than Licensed                 October 18, 1998
      Work, Tools, etc.)

5.    Successful completion of IBM's testing of the initial delivery of                   November 18, 1998
      the Licensed Work

6.    Delivery of OS/390 product documentation from IBM to                                October 18, 1998
      Infospace.

7.    Remote access to IBM-owned S/390 computer from Infospace for                        November 17, 1998
      engineering work.

8.    Delivery by Infospace to IBM of an OS/390 version of the                            March 18, 1999
      Licensed Work as described in Section 3 "Description of
      Engineering Work" in Attachment "Description of Licensed
      Work."

9.    Successful completion of IBM's testing of the OS/390 version of                     April 17, 1999
      the Licensed Work




                                    Page-17

                                                                    Attachment C
                                                                     Page 1 of 7
                        TESTING, MAINTENANCE AND SUPPORT


1    Definitions

     Capitalized terms in this Attachment have the following meanings.

1.1 APAR is the completed form entitled "Authorized Program Analysis Report" that is used to report suspected Code or documentation errors, and to request their correction.

1.2 APAR Closing Codes are the established set of codes used to denote the final resolution of an APAR. IBM will identify APAR Closing Codes prior to the start of the maintenance obligations.

1.3 APAR Correction Times are the objectives that Infospace is expected to achieve for resolution of errors and distribution of the correction to IBM.

     a. "Severity 1" must be resolved within fourteen (14) calendar days and requires maximum effort support until an emergency fix or circumvention is developed. Critical situations may require customer, IBM and Infospace personnel to be at their respective work locations or available on an around-the-clock basis. The objective will be to provide a circumvention from Infospace to IBM within 24 hours after receipt of notification from Infospace;
     b. "Severity 2" must be resolved within forty-five (45) calendar days;
     c. "Severity 3 & 4" must be resolved within sixty (60) calendar days; and

     Total quarterly average resolution time for all severity's not to exceed 40 days.

     The calendar days begin when Infospace receives the APAR and supporting documentation and ends when the Error Correction or other resolution is shipped to IBM. IBM will consider exceptions from these objectives when warranted by technical or business considerations.

1.4 APAR Severity Levels are designations assigned by IBM to errors to indicate the seriousness of an error based on the impact that an error has on a customer's operation:

     a. Severity 1 is a critical problem. The customer cannot use the Product or there is a critical impact on the customer's operations which requires an immediate solution;
     b. Severity 2 is a major problem. The customer can use the Product, but an important function is not available or the customer's operations are severely impacted;
     c. Severity 3 is a minor problem. The customer can use the Product with some functional restrictions, but it does not have a severe or critical impact on the customer's operations; and
     d. Severity 4 is a minor problem that is not significant to the customer's operations. The customer may be able to circumvent the problem.

1.5 Developer Test Systems are an appropriate configuration of installed hardware and software that Infospace maintains which is representative of typical customer installations for the Software. These Developer Test Systems will contain, at a minimum, the following:

     a. the current and penultimate level of the Software supplied to IBM;
     b. the current and penultimate level of prerequisite/co-requisite software that IBM specifies to Infospace; and
     c. specific fix-packages as required.

     The Developer Test Systems will consist of the appropriate configured workstations only unless IBM specifies and provides Infospace other equipment at no charge.

1.6 Highly Pervasive (HIPER) APAR is an APAR that documents a high impact or pervasive code defect. Code defects that result in data loss or data integrity will always be identified as a HIPER APAR.

                                    Page-18

                                                                    Attachment C
                                                                     Page 2 of 7


1.7 Maintenance Level Service is the service provided when a customer identifies an error in the Software.

      a. Level 1 is the service provided in response to customer's initial phone call identifying an error.
      b. Level 2 is the service provided to attempt to reproduce and isolate an error or to find that the service provider cannot reproduce the error.
      c. Level 3 is the service provided to isolate the error at the component level of the Code. The service provider distributes Error Correction or circumvention or gives notice if no Error Correction or circumvention is possible.

1.8 Problem Determination is the process of determining whether a problem is being caused by hardware, Software, documentation or user.

1.9 Problem Management Record ("PMR") and Problem Management - Hardware ("PMH") are records created when a customer makes the initial support request. This record becomes a part of the Problem Management System database and records the essential information about the customer question or problem. PMRs are created for requests for software support and PMHs are created for requests for hardware support.

1.10 Problem Management System ("PMS") is an internal IBM developed software system used to record customer demographic information and record information about reported question or problem. The PMS will handle the dispatching of the call record. The PMS will provide management reports of the call activity and the recording and tracking of all questions and problems to final resolution. The PMS will verify that each customer is "entitled" to support.

1.11 Problem Source Identification is the process of determining which hardware, software or documentation component is failing or attributing the failure to some external cause such as customer error or no trouble found.

1.12 Program Temporary Fix ("PTF") is a final correction to an APAR. A PTF is distributed to the customer who originated the error and other customers who report the same error.

1.13 Reader Comment Form ("RCF") is the form which is used by the IBM customer to record corrections and comments on the documentation. The RCF is generally the last page of a manual, brochure or other publication. The customer completes it and mails it to the address specified.

1.14 Software is (1) any material described in or that conforms to the description contained in the Attachment entitled "Description of Licensed Work" in this Agreement or that is delivered to IBM as the Licensed Work, including, but not limited to, Code, associated documentation and interfaces, and (2) Error Corrections and Enhancements thereto.

1.15 Error Corrections are revisions that correct defects and deficiencies in the Software.

1.16 Enhancements are changes or additions, other than Error Corrections, to the Software and include code modifications that support new releases of operating systems and other software or that provide substantial additional function and/or value.

2     Software Maintenance and Support Funding and Responsibilities

2.1 IBM will be the primary customer contact point for questions, problems and assistance concerning the Product.

2.2 The parties will agree to the specific details of the process flow and escalation procedures each will follow to resolve customer calls and product defects for requests for support thirty (30) days prior to the beta test or general availability of an IBM Product, whichever is earlier.

                                    Page-19

                                                                    Attachment C
                                                                     Page 3 of 7


2.3 Infospace will provide IBM electronic (softcopy) information on any known problems in the Software, including error corrections, basic enhancements, or publication changes, and the work arounds and solutions, if available, thirty (30) days prior to the beta test or general availability of an IBM Product, whichever is earlier, in the agreed to fix format.

2.4 Within thirty (30) days of IBM advising Infospace of the date of general availability of an IBM Product or the start of an early support program for an IBM Product, Infospace will establish a process to check and respond to IBM incoming requests for Level 3 support.

2.5 Infospace will be expected to provide Customer Problem Support and Error Correction Support to IBM in accordance with the response time criteria stated in Sections 2.8 and 3.4 of this Attachment.

2.6 In order to provide Error Corrections, Infospace will maintain a current copy of the Software. Infospace will maintain procedures to ensure that new Error Corrections are compatible with previous Error Corrections and with supported releases of prerequisite/corequisite software identified by IBM.

2.7 Packaging of Error Corrections will be done as mutually agreed to by IBM and Infospace.

2.8 Infospace will respond to IBM requests for technical assistance regarding maintenance and support of the Software within the following time frames:

      APAR Severity Level           Response Time
      -------------------           -------------

      Severity 1                    Thirty (30) minutes;
      Severity 2                    One (1) hour; and
      Severity 3 and 4              Four (4) hours.

      Infospace will ensure that the contacts for IBM support personnel are proficiently skilled on the Software externals and internals. The response times stated in this section are effective 24 hours per day, seven (7) days per week.

2.9 Upon receipt of prior notice from IBM, Infospace will participate in conference calls, as requested and at mutually convenient times, with IBM's Level 2 support personnel and IBM's customers when a customer situation requires it.

2.10 Infospace will participate in joint conference calls at mutually convenient times with IBM for purposes of technical and process related interchanges regarding support of the Software.

2.11 If IBM notifies Infospace of critical customer(s) situation status, as defined by IBM, Infospace shall work with IBM, including work after normal business hours in certain cases, to jointly determine cause and define the most technically feasible and most aggressive recovery plan possible after receiving notification from IBM, and will implement plan as expeditiously as possible within plan parameters.

2.12 If Infospace needs to engage IBM's Level 2 support personnel, IBM will provide 24 x 7 phone number access to such personnel.

2.13 Infospace will provide to IBM weekly, or on request if needed more frequently, information regarding the status of open/unresolved APARs related to the Software.

2.14 Critical situations may require the parties to travel on-site to IBM's customer accounts. Each party is responsible for funding the costs for any expenses incurred for on-site travel to IBM customer accounts for critical situations.

2.15 In circumstances where materials have to be exchanged between the parties using facsimile, courier services or any other means of delivery, each party is responsible for funding the costs of these exchanges.



                                    Page-20

                                                                    Attachment C
                                                                     Page 4 of 7


2.16 In the event that confidential information belonging to IBM or IBM's customers needs to be exchanged with Infospace for the performance of the testing, maintenance and support responsibilities described in this Attachment, Infospace will protect the confidentiality of this information and treat this information, and give it the same level of protection, as IBM Confidential information received under the "Agreement for the Exchange of Confidential Information" and its Supplement referenced on the first page of this Agreement.

3     APAR Origination and Correction

3.1 Generally, APARs will originate from IBM. Infospace will, upon IBM's request, also report to IBM as APARs, all valid errors discovered by Infospace or Infospace's customers. After receiving an APAR, IBM will assign an identifying number and Severity Level, and forward the APAR to Infospace for action.

3.2 Each APAR will document a unique code or documentation defect. Each APAR correction is to contain a correction for only the reported error.

3.3 For verified APARs for the Software, Infospace will use best efforts to provide Error Corrections as set out below within the applicable APAR Correction and PTF Turnaround Times:

      a. The fix to the Object Code in machine-readable form including a hard copy description of the Error Corrections (which may include a paper submission of the Error Corrections); packaged according to software update packaging standards for the associated operating system.

      b. For a procedural work-around, the corrected procedure in machine-readable form.

3.4 For all versions of the Software, PTFs are to be delivered to IBM within the following time criteria:


      APAR Severity Level     Response Time
      -------------------     -------------
      Severity 1              fourteen (14) calendar days
      Severity 2              forty-five (45) calendar days
      Severity 3 and 4        sixty (60) calendar days


3.5 Unless otherwise agreed to by IBM, fixes (PTFs) are to be delivered on industry standard 120-mm 650 megabyte CD-ROM media capable of being read on a standard CD-ROM drive contained in an IBM-compatible personal computer. For all versions of the Software, the PTF delivered to IBM will be a complete product replacement of the Software.

3.6 Reader Comment Forms received by IBM that do not form the basis of an APAR will be forwarded to. Infospace for proper and prompt handling as appropriate. Infospace will provide a response to the Reader Comments Forms to IBM within an average of 10 business days after receipt.

4     IBM's Software Maintenance Level Service Responsibilities

4.1 IBM customers will initiate requests for support of an IBM Product by contacting IBM at which time the IBM representative will begin work on the problem. In the event IBM customers contact Infospace for support of the IBM Product, Infospace will redirect those callers to contact IBM Software Support at (800) 237-5511 (Domestic). IBM will perform the following Level 1 and Level 2 support responsibilities:

4.2   Level 1

      a.  create the PMR;
      b.  obtain a description of the problem and verify its severity;
      c.  search the IBM PMS data base for known problems;
      d.  provide available resolution if known problem;
      e.  recommend local IBM assistance as required
      f.  if no resolution, pass PMR to Level 2; and
      g.  update PMR, documenting Level 1 actions.


                                    Page-21

                                                                    Attachment C
                                                                     Page 5 of 7



4.3 Level 2, to the extent possible without access to Source Code for the Software,

       a. receive the PMR from Level 1;
       b. contact customer, verify and analyze problem symptoms and gather additional data from customer as required;
       c. search IBM database for known problems;
       d. provide available resolution if known problem;
       e. recommend local IBM assistance as required;
       f. recreate problem on IBM Test System, if available;
       g. determine if error is due to improper installation of the Product by the customer;
       h. determine if suspected error is due to prerequisite or corequisite software at the customer location;
       i. if no resolution and problem appears to be a newly discovered code or documentation error in the Software, contact Infospace for further problem and/or source code diagnosis;
       j. create APAR record and notify Infospace of the APAR providing problem description and supporting documentation and materials;
       k. if the request is a technical question, provide response to customer, obtaining assistance from Infospace, as needed;
       l. if Infospace requests, IBM will assist Infospace in obtaining additional information or materials from customer to support Level 3 Problem Determination, Problem Source Identification and problem resolution; and
       m. update PMR, documenting Level 2 actions;
       n. close-out the problem record with the customer in the PMS database;
       o. notify Infospace level 2 support personnel of potential customer satisfaction situations and engage Infospace escalation process when appropriate; and
       p. engage Infospace support during off shift hours when appropriate for Severity 1 customer problems.


5      INFOSPACE's Software Maintenance Level Service Responsibilities

5.1 Infospace will provide all other support to resolve problems in the Software that cannot be resolved by IBM. Infospace will provide the following support responsibilities to IBM following notification from IBM pursuant to Sections 4.3(j) above:

5.1.1  Customer Problem Support

       a.  receive the PMR and/or APAR from IBM;
       b. open call in Infospace's problem tracking database and provide identifying problem number to IBM;
       c. analyze problem symptoms and request IBM to obtain additional data from the customer as required to support Problem Determination, Problem Source Identification and problem resolution;
       d. provide PMR and/or APAR and supporting documentation to Infospace Product Support Engineers;
       e. notify IBM of any new defects or pervasive problems not identified by IBM's support personnel;
       f. use best efforts to provide support to IBM and directly to IBM's customers within one (1) hour after receipt of a request for support from IBM during off shift hours for severity one customer problems;
       g.  upon prior notice from IBM, be available to participate in conference calls as required, at mutually convenient times, with IBM and IBM's customers regarding support of the Software;
       h.  attempt bypass or circumvention for high impact customer problems;
       i. provide information to IBM regarding Infospace's dealings with IBM's customers so that IBM may update its PMS database; and
       j. close out the problem record in the Infospace's problem tracking database,

                                    Page-22

                                                                    Attachment C
                                                                     Page 6 of 7


5.1.2   Error Correction Support (Level 3)


        a. receive PMR and/or APAR and supporting documentation and materials from Infospace customer problem support;
        b. analyze the problem symptoms and diagnose the suspected error;
        c. notify IBM if additional information, materials or documentation are required;
        d. attempt to recreate the problem on the Developer Test System, if required;
        e. develop a bypass or circumvention as required;
        f. determine if Error Corrections are required to the Software;
        g. if Error Corrections are required to the Software, request IBM to create an APAR record and provide Error Corrections to IBM in the format specified by IBM to include the deliverable fix;
        h. return all APARs to IBM with one of the defined APAR Closing Codes assigned, including text describing the resolution of the error. In the event a Code error was found, provide the rationale for the closing of the APAR;
        i. provide resolution to APARs according to the assigned APAR Severity Level and within the defined APAR Correction and PTF Response Times. The APAR Correction Times include building, testing, certifying successful tests of Error Corrections, and packaging for shipment to IBM any applicable Error Corrections in the format specified by IBM. PTF Response Time includes installation and regression testing of PTFs;
        j. transmit PTF to IBM destination point;
        k. receive technical questions, and supporting documentation and materials;
        l. analyze the technical questions and provide answers to IBM that cannot be resolved by IBM;
        m. Infospace will contact IBM's Level 2 support personnel, when appropriate, to expedite problem resolution and maintain clarity on problem requests.
        n. If there are any publication changes associated with the APAR, Infospace will forward the publication changes to IBM for proper and prompt handling as appropriate
        o. be available, with prior notice, to participate in conference calls as required, at mutually convenient times, with IBM and IBM's customers regarding support of the Software.

6       Support Process

6.1     Support Engagement Process

6.1.1 When the determination is made that Infospace Support involvement is required, IBM calls Infospace support at (650) 762-2150. The steps below define the problem flow and escalation.

6.1.2 IBM will be the primary customer contact point for support of the Product. Infospace will not make contact directly with IBM customers without express agreement from IBM, nor will IBM make direct customer contact with InfoSpace's customers.

6.1.3 IBM support personnel and/or Support Center will provide Infospace with the following information.

        a. The nature and severity of the problem;
        b. The PMR number and/or APAR number and associated documentation from IBM PMS database (for cross reference purposes); and
        c. Name and telephone number Infospace should contact to provide action plan or for further discussions as required.

6.1.4 Infospace will provide the IBM support personnel with the unique problem number from Infospace's problem tracking database (for cross reference purposes).

6.1.5 Infospace will respond to IBM requests for technical assistance regarding maintenance and support of the Software within the APAR severity response times set forth in section 2.8 of this Attachment.

6.1.6   Infospace works the problem through resolution as documented in section
        5.1.1 Customer Problem Support and section 5.1.2 Error Correction Support (Level 3).

                                    Page-23

                                                                    Attachment C
                                                                     Page 7 of 7



6.1.7 Telephone and Internet mail will be used to communicate supporting PMR and/or APAR number and associated documentation between IBM and Infospace.

6.1.8 In the event that Infospace needs to engage IBM's support personnel, IBM will provide 24 x 7 phone number access to IBM's support personnel.


6.2     IBM to Infospace Call Transfer Process

6.2.1 In the event that Infospace's customers contact IBM for support of the Infospace's SpaceSQL software product, IBM will redirect those callers to contact Infospace Software Support at (650) 762-2150.

6.3     Escalation Management Process

6.3.1 In the event of a dispute over APAR severity's, the necessity of on-site customer support by Infospace's support personnel, or other items, IBM can request escalation to Infospace situation management.

6.3.2 IBM can request escalation to Infospace management at any time through Infospace Support at (650) 762-2150. Between 8:00 AM PST and 5:00 PM PST this same number may also be contacted to initiate critical situation management escalation.


                                    Page-24

                                                                    Attachment D
                                                                     Page 1 of 1


                             EDUCATION AND TRAINING


1    General Requirements

1.1 Infospace will provide training, at no charge, for up to twenty (20) IBM personnel in a SpaceSQL overview, installation, configuration and programming five-day class.

1.2 Infospace will provide a focal point to answer technical questions from IBM's development personnel regarding the usage of the Software and any of it's programming interfaces.

2    Specific Education and Training Requirements

2.1 Infospace will provide IBM, for its review and concurrence, a detailed course description including course objectives, a specific outline, required advance study assignments, and course completion criteria; and

2.2 Technical overview education consisting of one day of instruction describing an overview, installation and configuration of the SpaceSQL product (such training will not include a video tape); and

2.3 Technical programming education consisting of one day of classroom instruction and one day of workshop exercises describing the functions, features, classes and methods associated with the internal Java language Application Programming Interface (API) provided by the SpaceSQL product for creating reports and charts (such training will not include a video tape); and

2.4 Technical service education consisting of two days of instruction covering material that would be of value and interest to IBM development and service personnel, including but not limited to: product components; component descriptions; where components reside within the product; directory structure; installation and configuration problem scenarios and problem determination approaches; how to debug performance questions/problems; recovery and termination flow and tools; error information recording and error messages; tracing tools and parameters; service tools and facilities; performance tuning and monitoring; any additional information Infospace deems relevant to support of the Software (such training will not include a video tape); and

2.5 Refresher code version training will also be provided for the items provided in section 2.2, 2.3 and 2.4 above, at least 30 days prior to delivery of Error Corrections and Enhancements at the request of IBM. Such training will be in a format similar to the initial course and will only describe incremental changes in the Software as a result of Error Corrections and Enhancements.

3    Location, Facilities and Supplies

3.1 The training and education session outlined above will be held at IBM's facilities in San Jose, California.

3.2 IBM will arrange for classroom facilities for up to twenty students and provide the following facilities: overhead transparency projector, personal computer overhead projector, flip charts, and white boards.

3.3 Infospace will provide all classroom study and training materials, including any materials required for advance study assignments.

4    Miscellaneous

4.1 IBM reserves the right to create a video and/or audio tapes of the training and education classes described in sections 2.2, 2.3 and 2.4 above. All costs associated with the production of such recordings will be assumed by IBM.



                                    Page-25

                                                                    Attachment E
                                                                     Page 1 of 1

                           Certificate of Originality

You may use this questionnaire to cover one complete product, even if that product includes multiple modules. Please leave no questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material. If you need additional space to complete any questions, please attach a separate sheet of paper that identifies the question number. Depending on your responses, IBM may require additional information.

================================================================================
1. Please identify the software material including version, release, and modification numbers for program and any documentation:

   SpaceSQL 4.0
   -----------------------------------------------------------------

2. Was any portion of the software material written by anyone other than you or
   your employees within the scope of their employment? Yes x   NO     If YES,
                                                           ----   ----
   provide, as an attachment, the following information: See Attachment

   A) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:

       i.   Specify for each involved party the name, address, and citizenship:

       ii. If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees within the scope of their employment)?

       iii. If the party is an individual, did he/she create the software material while employed by or under contractual relationship with another party? YES___NO ___. If YES, provide name and address of the other party and explain the name of the contractual relationship:

   B) How did you acquire title to the software material written by the other party?

3. Are any copyright, confidentiality, or proprietary notice(s) present on the
software material(s)? YES  X   NO    If YES, please describe such notice(s). On
                         ----    ----
splash screen and in About dialog box, it states "Copyright(s) 1997, 1998
---------------------------------------------------------------------------
Infospace, Inc. All rights reserved."

4. Was any portion of the software material (e.g., Code, associated documentation or any pictorial, graphic and audiovisual works {e.g., icons, screens, sounds, and characters} derived from preexisting works (either yours or a third party's), including any code from freeware, shareware, electronic
bulletin boards or the internet? YES   X   NO___ If YES, please identify the
                                       -
material, author, owner and copyright notice, if any, for each of the preexisting materials.

Graphics Java Toolkit, See Attachment
---------------------------------------------------------------------------

5. Do any of the software materials (e.g., Code, associated documentation or any pictorial, graphic and audiovisual works {e.g., icons, screens, sounds, and characters}) include recognizable voices, pictures or other likenesses? YES
                                                                           ----
NO X   If YES, how did you acquire rights to use such recognizable voices,
  ----
pictures or other likenesses?

----------------------------------------------------------------------------

6. Provide, as an attachment, an explanation of any other circumstances which might affect IBM's ability to reproduce, distribute and market this software material, including whether your software material was prepared from any preexisting materials which have any: a) confidentiality or trade secret restrictions to others; b) known or possible royalty obligations to others; or
c) other preexisting materials developed for another party or customer (including any governmental entity) where you may not have retained full rights to such other preexisting materials. None

7. You recognize that, for copyright registration or enforcement of legal rights relating to the furnished software material, IBM may need you to produce additional information related to the software material. You hereby agree to cooperate with IBM and provide such information to IBM at IBM's request.


As an authorized representative of Infospace, Inc., I hereby
                                   ------------------
certify the above to be true and accurate.


By:  /s/ David Laz
     --------------------------------
     Authorized Signature



Name:    David LAZ
      -------------------------------
       (Type or Print)      Date

Title:   Director of Engineering
       ------------------------------




                                    Page-26

Attachment

Infospace SpaceSQL 4.0 uses three third party libraries and one shared libraries


1. JCT library developed by Shafir Inc. This library is a user interface library that provides GUI widgets. Infospace purchase license from Shafir Inc and it comes with free runtime (no royalty fee).

Shafir Inc information:
Telephone
   (512) 257-9392
Fax
   (512) 378-3330
Postal address
   P.O. Box 201796
   Austin, TX 78720-1796
Electronic mail
   General Information: info@shafir.com
   Webmaster: webmaster@shafir.com
              --------------------

2. Symantec Visual Cafe's runtime library. This library is a user interface library that provides GUI widgets. Infospace purchase license from Symantec Inc and it comes with free runtime (no royalty fee).

   Symantec Inc information:
   World Headquarters
   Symantec Corporate Offices, 10201 Torre Avenue, Cupertino, CA 95014-2132 +1 (408) 253-9600

3. JScape's Widget and Widget's pro library. This library is a user interface library that provides GUI widgets. Infospace purchase license from Symantec Inc and it comes with free runtime (no royalty fee).

   Contact JScape by Mail:
   8321 E. Evans Rd, Suite 100
   Scottsdale AZ 85260
   Contact JScape by telephone:
   Tel: (602) 483-6636
   Fax: (602) 596-6950

4. Graphic Java Toolkit that comes with Graphic Java book (ISBN 0-13-565847-0) from SunSoft Press (no royalty fee).

   Sun Microsystems, Inc.
   2550 Garcia Avenue,
   Mountain View, CA 94043
   Tel: (650) 960-1300

                                                           Agreement #4998SJ0071


                            ON PREMISES ATTACHMENT F

1.0 Access to Premises: Infospace will ensure that Infospace personnel assigned to work on IBM's premises will: (i) participate in a preemployment criminal background check covering the counties in which the person was employed or resided for the past seven years (or longer as required by State legislation), and inform IBM of any negative findings; (ii) maintain a current and complete list of the persons' names and social security numbers; (iii) obtain for each person a valid identification badge from IBM and ensure that it is displayed to gain access to and while on IBM's premises (it is IBM's policy to deactivate any such badge if not used for one month); (iv) maintain a signed acknowledgment that each person will comply with IBM's Safety & Security Guidelines including search guidelines; (v) ensure that each person with regular access to IBM's premises registers their vehicles with IBM and comply with all parking restrictions; (vi) inform IBM if a former employee of IBM will be assigned work under this Agreement, such assignment subject to IBM approval; (vii) at IBM's request, remove a person from IBM's premises and not reassign such person to work on IBM's premises (IBM is not required to provide a reason for such request); and (viii) notify IBM immediately upon completion or termination of any assignment and return IBM's identification badge. Upon IBM's request, Infospace will provide documentation to verify compliance with this Subsection.

2.0 General Business Activity Restrictions: Infospace will ensure that Infospace personnel assigned to work on IBM's premises: (i) will not conduct any non-IBM related business activities (such as interviews, hirings, dismissals or personal solicitations) on IBM's premises; (ii) will not conduct Infospace's personnel training on IBM's premises, except for on-the-job training; (iii) will not attempt to participate in IBM benefit plans or activities; (iv) will not send or receive non-IBM related mail through IBM's mail systems; and (v) will not sell, advertise or market any products or distribute printed, written or graphic materials on IBM's premises without IBM's written permission.

3.0 Safety and Security: Infospace will ensure that Infospace personnel assigned to work on IBM's premises: (i) do not bring weapons of any kind onto IBM's premises; (ii) do not manufacture, sell, distribute, possess, use or be under the influence of controlled substances (for nonmedical reasons) or alcoholic beverages while on IBM's premises; (iii) do not have in their possession hazardous materials of any kind on IBM's premises without IBM's authorization;
(iv) acknowledge that all persons, property, and vehicles entering or leaving IBM's premises are subject to search; and (v) remain in authorized areas only (limited to the work locations, cafeterias, rest rooms and, in the event of a medical emergency, IBM's medical facilities). Infospace will promptly notify IBM of any accident or security incidents involving loss of or misuse or damage to IBM's intellectual or physical assets; physical altercations; assaults; or harassment and provide IBM with a copy of any accident or incident report involving the above. Infospace must coordinate with IBM access to IBM's premises during non-regular working hours.

4.0 Asset Control: In the event Infospace personnel have access to information, information assets, supplies or other property, including property owned by third parties but provided to Infospace personnel by IBM ("IBM Assets"), Infospace Personnel: (i) will not remove IBM Assets from IBM's premises without IBM's authorization; (ii) will use IBM Assets only for purposes of this Agreement and reimburse IBM for any unauthorized use; (iii) will only connect with, interact with or use programs, tools or routines that IBM agrees are needed to provide Services; (iv) will not share or disclose user identifiers, passwords, cipher keys or computer dial port telephone numbers; and (v) in the event the IBM Assets are confidential, will not copy, disclose or leave such assets unsecured or unattended. IBM may periodically audit Infospace's data residing on IBM's information assets.


                                    1 of 1

  Source Code Custody Agreement
[IBM LOGO]
  Base Agreement
  ============================================================================

This Source Code Custody Agreement ("SCCA") between Infospace Inc., ("Infospace"), Fort Knox Escrow Services ("Custodian") and International Business Machines Corporation ("IBM") describes the rights and obligations of the parties for the Escrowed Works that Infospace delivers to Custodian.

The SCCA consists of this Base Agreement and its Descriptions of Escrowed Work ("DEWs"). Each DEW together with this SCCA forms a separate agreement. The SCCA is our complete agreement and replaces all prior oral or written communications between us regarding the Escrowed Works.

By signing below for our companies, the parties agree to the terms of this Base Agreement. Once signed, 1) all parties agree any reproduction of the SCCA made by reliable means (for example, photocopy or facsimile) is an original unless prohibited by local law and 2) all Escrowed Works are subject to it.


Agreed To:                                  Agreed To:
Infospace Inc. ("Infospace")                International Business Machines Corporation ("IBM")

By:   /s/ Ben Connors                        By:  /s/ [*]
      ---------------------------------          ---------------------------
      Authorized Signature                         Authorized Signature

Name:     Ben Connors                        Name:    [*]
      ---------------------------------           ---------------------------

Date:  Sept 18, 1998                         Date:   Sept. 18, 1998
      ---------------------------------           ---------------------------
Infospace Address:                           IBM Office Address:
      181 2nd Avenue, Suite 218                  5600 Cottle Road
      San Mateo CA. 94401                        San Jose, CA. 95153
      --------------------------------           ----------------------------
                                             IBM Source Code Custody Agreement #.   4998SJ0104
Agreed To:
Fort Knox Escrow Services                    License Agreemet #:                    4998SJ0071

        Custodian Name                       IBM/Infospace Confidentiality Agrmt #    SN980025

By:  /s/ Ches L. Eaton
     ---------------------------------
     Authorized Signature

Name:  Ches L. Eaton
      ---------------------------------
Date:       9-21-98
      ---------------------------------
Custodian Address:
      2100 Norcross Pkwy., Suite 150
      Norcross, GA 30071
      ---------------------------------
      ---------------------------------------------------------------------------------------------------------------
          After signing, please return a copy of this Base Agreement to the local "IBM Office Address" shown above.
      ---------------------------------------------------------------------------------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

   Source Code Custody Agreement
[IBM LOGO]
   Base Agreement


                               TABLE OF CONTENTS


--------------------------------------------------------------------------------------------------------------------------
   PART              TITLE                      PAGE                 PART                 TITLE                    PAGE
-------------------------------------------------------           --------------------------------------------------------
     1       DEFINITIONS                         2                    7          LIABILITY AND INDEMNIFICATION      4
     2       ESCROWED WORKS DEPOSITS             3                    8          TERM AND TERMINATION               5
     3       ESCROWED WORKS VERIFICATION         3                    9          COORDINATORS                       5
     4       RELEASE OF ESCROWED WORKS           3                   10          PAYMENT                            6
     5       LICENSE TO ESCROWED WORKS           4                   11          GENERAL                            6
     6       DEVELOPER'S WARRANTY                4
--------------------------------------------------------------------------------------------------------------------------



PART 1 DEFINITIONS

Capitalized terms in the SCCA have the following meanings. A DEW may define additional terms. However, those terms apply only to that DEW.


1.1    Code is computer programming code including both Object Code and Source
       Code.

       a) Object Code is the computer programming code substantially in binary form. It is directly executable by a computer after processing, but without compilation or assembly.
       b) Source Code is the computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill. It includes related source code level system documentation, comments and procedural code, such as job control language. Source Code does not include Object Code.
1.2 Derivative Work is a work in which all or any portion of the Licensed Work is intended to be embedded in IBM products commonly referred to as "StorWatch" and would be a copyright infringement if prepared without the authorization of the owner of the Licensed Work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

1.3 Escrowed Works are the materials, including all updates to them, that are described in a DEW. They include:

       a) the Source Code in machine-readable form and the source code level system documentation in hard copy form;
       b)  a list of all Source Code modules of the Licensed Work;
       c)  a directory listing for each machine-readable medium;
       d)  commentary required to understand and use the Source Code;
       e)  a list of all Tools; and
       f) the Tools that Infospace are required to escrow under the License Agreement.

1.4 License Agreement is the IBM Infospace SpaceSQL License Agreement, or any equivalent agreement signed by Infospace and IBM, in which Infospace licenses IBM to its Licensed Works.

1.5 Licensed Works are those deliverables that Infospace licenses to IBM under the License Agreement. Licensed Works include their basic enhancements and maintenance modifications. They also include major enhancements when identified in the License Agreement.

1.6 Release Events are the following occurrences when IBM may demand that Custodian deliver the Escrowed Works to IBM:

       a) Infospace or its successors or representatives refuses, fails or is unable to perform any obligation:
           1)  in the SCCA; or
           2) in the License Agreement which requires Source Code access to complete.
       b) Infospace or its successors or representatives rejects or terminates the License Agreement or SCCA for reasons other than IBM's breach. This includes rejection or termination under bankruptcy or similar laws;

       c) Infospace or its successors or representatives fails to accept the License Agreement and SCCA within 15 days of filing a bankruptcy or similar petition;
       d) Infospace or its successors or representatives liquidates or shuts down most of its business operations relating to the Licensed Works; or
       e) any sale or assignment of the Licensed Works or Escrowed Works to a third party if such third party does not agree in writing, in connection with such sale or assignment, to grant all of the rights and licenses provided to IBM, and perform all of Infospace's obligations, under the SpaceSQL Version 4.0 License Agreement No. 4998SJ0071 and this Agreement as if such third party was named in Infospace's place and stead therein.

1.7 Tools include devices, compilers, programming documentation, media or other items required for the development, maintenance or implementation of Licensed Work.

PART 2   ESCROWED WORKS DEPOSITS


2.1    Infospace will:

       a) deposit with Custodian two copies of Escrowed Works for each Licensed Work described in a DEW. Infospace will identify each item in the deposit by labeling it;
       b)   deliver the Escrowed Works in good condition in sealed containers;
       c) provide Custodian with a nonconfidential notice of all items contained in each container; and
       d) replace all lost or damaged Escrowed Works within three days of notice from Custodian.

2.2    Custodian will:

       a) accept each Escrowed Works deposit in trust for IBM and send IBM a notice confirming receipt within three business days;
       b) retain both the original Escrowed Works and any updates to them. Together, these will comprise Escrowed Works;
       c) match all items on the nonconfidential notice to the labels on Escrowed Works;
       d) take all reasonable steps to protect and store Escrowed Works in appropriate containers and atmospheric conditions, segregated from other materials;
       e) promptly provide notice to IBM and Infospace in the event of lost or damaged Escrowed Works; and
       f) store a copy of this SCCA and the nonconfidential notice of items with Escrowed Works.

2.3 If IBM provides Custodian notice to return to Infospace or to destroy certain portions of Escrowed Works, Custodian will do so and provide notice to Infospace and IBM when complete.

PART 3     ESCROWED WORKS VERIFICATION

3.1 Unless IBM and Custodian agree in writing, Custodian is not responsible for technical verification that Escrowed Works are complete, accurate and current. IBM may, at its expense, hire a party qualified to do this verification. Infospace will reimburse IBM's expenses if the Escrowed Works do not comply with the requirements of this SCCA.

3.2 Verification includes generating Object Code from Source Code for each Licensed Work. The verifier will witness the transfer of the verified Source Code to deposited media. Infospace will supervise the verification which will be conducted at Infospace's facilities unless IBM advises otherwise.

3.3 One technical IBM employee may witness verification. To the extent possible, verification will be done in a way that does not expose the Source Code to the IBM employee. If this is not possible, the IBM employee will treat the Source Code according to the IBM/Infospace confidentiality agreement.

PART 4    RELEASE OF ESCROWED WORKS

4.1 IBM will give Infospace and Custodian a notice describing the Release Event when it occurs. The notice will state that IBM intends to demand release of the Escrowed Works unless Infospace cures the conditions causing the Release Event within 45 days of the date of the notice. This cure period will run concurrently with any cure period allowed in the License Agreement.

     If Infospace does not cure, IBM may demand delivery of Escrowed Works by notice to Custodian, copying Infospace. The notice will identify the Release Event, state that the cure period has elapsed and advise Custodian where to deliver Escrowed Works. Custodian will deliver Escrowed Works according to the notice. Custodian will not independently verify that a Release Event has occurred or, unless obligated by court order, refuse to deliver Escrowed Works.

     If Infospace disputes the existence of the conditions upon which IBM's notice is based, then Infospace shall, within five (5) business days following its receipt of such notice, submit a written counternotice to Custodian and IBM. After its submission of such written counternotice to Custodian and IBM, Infospace may seek injunctive or other relief in court to prevent the Custodian from releasing the Escrowed Works under this Agreement to IBM.


4.2 If IBM determines that it does not have a complete set of Escrowed Works, IBM may request them from Infospace. Infospace will provide the materials required within three days of IBM's request.

4.3  IBM will:

     a) use Escrowed Materials to support the licenses and rights granted under the License Agreement;
     b)  own any Derivative Works of Escrowed Works that it creates;
     c) pay Infospace the royalties specified in the License Agreement to maintain its rights to the Licensed Works; and
     d) treat Escrowed Works according to the IBM/Infospace confidentiality agreement.

4.4 Release Events are not authorization for rejection or termination of the License Agreement or SCCA. Enforcement of the SCCA is not an adequate remedy for such rejection or termination.

PART 5     LICENSE TO ESCROWED WORKS

5.1 Subject to the occurrence of a Release Event under this SCCA, and the failure by Infospace to cure all of the conditions causing such Release Event to IBM's reasonable satisfaction within the period specified in
     Section 4.1 of this SCCA, Infospace grants IBM, and its successors and assigns:

     a)  all right and title to the media containing Escrowed Works;

     b) a nonexclusive, worldwide copyright license to use, execute, reproduce, display, perform, distribute and prepare Derivative Works of, all Escrowed Works and their Derivative Works, solely as such items are, or are to be, incorporated and/or embedded in IBM Products commonly referred to as "StorWatch" and any successor or related Products of the same or similar application. This license also applies to associated audio and visual works. IBM may authorize others to do any of the above; and

    c) an irrevocable, nonexclusive, worldwide, paid-up license under any patents and patent applications that are 1) owned or licensable by Infospace now or in the future and 2) required to make, have made, use and have used Escrowed Works and Tools, solely as such items are, or are to be, incorporated and/or embedded in IBM Products commonly referred to as "StorWatch" and any successor or related Products of the same or similar application. This license applies to Escrowed Works or their Derivative Works operating alone or in combination with equipment or software.

5.2 If Escrowed Works are released to IBM, IBM retains its rights to the Licensed Works as provided in the License Agreement. This includes IBM's right to use Infospace's trademarks and product names.

PART 6   INFOSPACE'S WARRANTY

6.1      Infospace represents and warrants that:

    a) it has all rights necessary for IBM to maintain, support and modify the Licensed Works;
    b) it has the authority to deliver the Escrowed Works to the Custodian;
    c) Escrowed Works are sufficient to allow a programmer of ordinary skill to understand, maintain and prepare Derivative Works using the Source Code version of the Licensed Work; and
    d)   Escrowed Works are complete, accurate and current.


PART 7    LIABILITY AND INDEMNIFICATION

7.1 Custodian will take all reasonable precautions to prevent disclosure of Escrowed Works to unauthorized third parties.

7.2 Custodian is liable only for willful misconduct, gross negligence and fraud in performing its duties under this SCCA. Custodian is not liable if Infospace or IBM fails to comply with any provision of the License Agreement or this SCCA. Custodian is not liable for acting on any notice that it in good faith believes to be genuine and legitimate.

7.3   If a third party makes a claim against Custodian:

      a) Infospace will indemnify Custodian for claims based on Infospace's failure to comply with this SCCA; and
      b) IBM will indemnify Custodian for claims based on IBM's failure to comply with this SCCA.

      These indemnities do not apply where it is found that Custodian acted with willful misconduct, gross negligence or fraud.

7.4 The indemnifying party will pay any settlement amount that it authorizes and all costs, damages and attorney's fees that a court finally awards if
      Custodian:

      a)  promptly provides the indemnifying party notice of the claim; and
      b) allows the indemnifying party to control and cooperates with it in the defense of the claim and settlement negotiations.

      Custodian may participate in the proceedings at its option and expense.

PART 8    TERM AND TERMINATION

8.1 This SCCA begins when all parties sign it and continues until terminated. The terms of the SCCA apply to a Licensed Work when the parties sign the associated DEW. IBM may, at its option, extend the term of any DEW for additional years as described in Payment. IBM may, for its convenience, terminate this SCCA or any DEW on notice to Custodian and Infospace. However, this SCCA will continue for any DEWs already in place until they are terminated or expire.

8.2 Custodian will destroy any remaining Escrowed Works 30 days after the expiration or termination of the DEW unless IBM provides notice otherwise.

8.3 Any terms of this SCCA that by their nature extend beyond its termination (for example, Release of Escrowed Works, License to Escrowed Works and Liability and Indemnification) will survive. These terms will apply to the parties' respective successors and assigns.

8.4 If Custodian cannot continue its responsibilities, Custodian may resign by giving IBM and Infospace 90 days' notice. IBM will select a successor custodian to assume Custodian's responsibilities.

PART 9     COORDINATORS

9.1 SCCA Coordinators responsible to administer all matters associated with this SCCA and its exhibits are:


For:         IBM                                            For:         Infospace
            ------------------------------
Name:        [*]                                            Name:        Joe Thomas
            ------------------------------                               -------------------------------
Title/Dept:  [*]                                            Title/Dept:  Director of Strategic Alliances
            ------------------------------                               -------------------------------
Address:     9000 S. Rita Road                              Address:     181 2nd Avenue, Suite 218
            ------------------------------                               -------------------------------
             Tucson, AZ 85744                                            San Mateo, CA 94401
            ------------------------------                               -------------------------------
Phone:       [*]                                            Phone:       (650) 685-3030
            ------------------------------                               -------------------------------
Facsimile:   [*]                                            Facsimile:   (650) 762-2110
            ------------------------------                               -------------------------------

                       For:         Fort Knox Escrow Services, Inc.
                       Name:        Glen Bryman
                                    ---------------------------------------
                      Title/Dept:   Senior Account Manager
                                    ---------------------------------------
                      Address:      2100 Norcross Pkwy., Suite 150
                                    ---------------------------------------
                                    Norcross, GA 30071
                                    ---------------------------------------
                                    ---------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


Phone:                              (770) 239-9200 X107
                                    -----------------------------------
Facsimile:                          (770) 239-9201
                                    -----------------------------------


9.2 Each of us will assign an Escrowed Work Coordinator in the DEW. These coordinators are responsible to administer matters associated with the DEW. The SCCA Coordinator and the Escrowed Work Coordinator may be the same person. A party will provide notice to the others when coordinators change.

PART 10 PAYMENT

10.1 IBM will pay Custodian within 30 days after receipt of an acceptable invoice for services under active DEWs. All payments will be made in U.S. dollars. The Exhibit: Fee Schedule identifies the specified period of Custodian's services and the firm fees for that period. Custodian may propose a revised fee schedule to the IBM SCCA Coordinator no later than 90 days before the end of the specified period. The IBM SCCA Coordinator will notify Custodian if it accepts or rejects the proposed fee schedule. If rejected, the IBM and Custodian SCCA Coordinators will negotiate a new fee schedule for the next period. The IBM and Custodian SCCA Coordinators add the new fee schedule to the SCCA by initialing and dating it. If IBM and Custodian cannot agree to a new fee schedule for an active DEW, it will expire at the end of its term and IBM may select a successor custodian. Custodian will provide all assistance required to move the Escrowed Works to the successor custodian.

10.2  Custodian will invoice IBM for:

      a)  all services to be performed under a DEW for one year; and
      b) renewal of a DEW 60 days before it expires. IBM may renew the DEW for an additional year by paying the renewal fees. If Custodian does not receive the renewal fees within 30 days, it will notify the IBM Escrowed Work Coordinator. If IBM does not pay the fees by the expiration date of the DEW, that DEW will expire.

      In addition to information required by the DEW, the invoice will identify this SCCA, the DEW and the services invoiced plus their associated fees. Custodian will submit all invoices as identified in the DEW.

PART 11 GENERAL

11.1 Each party will comply with all applicable laws and regulations at its expense. This includes all export and import laws and regulations.

11.2 Except as provided in the SCCA, none of the parties may assign or transfer the SCCA or its rights under it or delegate or subcontract its obligations without the prior written approval of the other parties. Any attempt to do so is void.

11.3 If any provision of the SCCA is unenforceable at law, the rest of the provisions remain in effect. The headings in the SCCA are for reference only. They will not affect the meaning or interpretation of the SCCA.

11.4 No party will bring a legal action against another party more than two years after the cause of action arose. All parties will act in good faith to resolve disputes. All parties waive their rights to a jury trial in any resulting litigation. Litigation will only be commenced in the State of New York.

11.5 All notices must be in writing. Except as provided in the SCCA, for a change to the SCCA to be valid, IBM and Infospace must sign it. Other than changes to the Release Events, Custodian must also sign changes that affect its rights or obligations under the SCCA. IBM will provide Custodian with copies of all changes that Custodian is not required to sign.

          No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.

11.6     The substantive laws of the State of New York govern the SCCA.

  Source Code Custody Agreement
[IBM LOGO]
  Description of Escrowed Work
  ==============================================================================

This Description of Escrowed Work ("DEW") is a Transaction Document issued under the IBM Source Code Custody Agreement ("SCCA").

By signing below, the parties agree to the terms of this DEW. The complete agreement between us regarding this subject consists of this DEW Transaction Document and:


   a) the IBM Source Code Custody Agreement No. 4998SJ0104;
   b) the IBM Source Code Custody Agreement Exhibit: Fee Schedule;
   c) IBM Purchase Order No._____________________________________


The following are related agreements between IBM and Developer:

   a) the License Agreement No. 4998SJ0071;
   b) IBM/Infospace Confidentiality Agreement No.SN980025;

Agreed To:                                         Agreed To:

Infospace Inc.                                     International Business Machines Corporation
By:          /s/ Ben Connors                       By:     /s/ [*]
           ------------------------               ---------------------------------
           Authorized Signature                   Authorized Signature

Name:      Ben Connors                            Name:        [*]
           -------------------------              ----------------------------------

Date:      Sept. 18, 1998                         Date:   Sept. 18, 1998
           -------------------------              ----------------------------------
Inforspace Address:                               IBM Office Address:
           181 2nd Avenue, Suite 218              5600 Cottle Road
           San Mateo, CA  94401                   San Jose, CA  95193
           --------------------------             ----------------------------------


                                       IBM Source Code Custody Agreement # 4998SJ0104

                                       IBM DEW Transaction Document #      4998SJ0105

                                                        IBM Office Address:
                                                        5600 Cottle Road
                                                        San Jose CA, 95153

Agreed To:
Fort Knox Escrow Services

By:       /s/ Ches L. Eaton
          ---------------------------------
         Authorized Signature

Name:     Ches L. Eaton
          ---------------------------------
Date:     9-21-98
          ---------------------------------
Custodian Address:
         2100 Norcross Pkwy., Suite 150
         Norcross, GA 30071
         ---------------------------------

   After signing, please return a copy of this DEW to the local "IBM Office
Address" shown above.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PART 1  DESCRIPTION

1.1 The Licensed Work is all Code, documentation and related written materials described in the Attachment "Description of Licensed Work" of the referenced License Agreement.

1.2 The Escrowed Works associated with the Licensed Works and required for deposit with Custodian are:

     a) all Source Code, in whatever programming language it is written in, associated with the Infospace SpaceSQL Version 3.0 product, including the Source Code associated with the following components:

        1) Infospace Java Server (US),
        2) User Administration and security module,
        3) Server Administration module,
        4) all Java applets associated with the Infospace SpaceSQL Version 3.0 product, including the designer applet for designing reports and graphs,

     b) all Object Code, including Java byte codes, associated with the Infospace SpaceSQL Version 3.0 product and derived from the Source Code described above,
     c) all HyperText Markup Language (HTML) pages and Common Gateway Interface
        (CGI) scripts associated with the Infospace SpaceSQL product,
     d) all commentary required to understand and use the Source Code, including any HTML based documentation created by the JavaDoc tool for documenting computer programs written in the Java programming language,
     e) all system level documentation (including programming guides and references, installation guides and user guides) required to understand the organization, structure, function and operation of the SpaceSQL Version 3.0 product, including the SpaceSQL Java Language Application Programming Interface.
     f) a directory listing for each piece of machine-readable medium.

     The initial Escrowed Works are to be delivered on industry standard 120-mm 650 megabyte CD-ROM media conforming to ISO/IEC 13490 standard and capable of being read on an industry standard CD-ROM drive in an IBM-compatible personal computer. Deposit will occur within five (5) days after the signing of this SCCA. Infospace will provide the Custodian with two copies of initial Escrowed Works.

1.3 In addition, Infospace will provide the Custodian updates to Escrowed Works within thirty (30) days of their release or availability to the extent of Infospace's obligation to provide such updates under the License Agreement. Such updates will include both Error Corrections and Enhancements to the Licensed Work. Updates to the Escrowed Works are to be delivered on industry standard 120-mm 650 megabyte CD-ROM media conforming to ISO/IEC 13490 standard and capable of being read on an industry standard CD-ROM drive in an IBM-compatible personal computer. Infospace will provide the Custodian with two copies of any updates to the Escrowed Works.

PART 2   ESCROWED WORK COORDINATORS

2.1 Escrowed Work Coordinators responsible to administer all matters associated with this DEW are:


For:          IBM Corporation                                      For:         Infospace, Inc.
            ---------------------------------                                   ---------------------------------------
Name:         [*]                                                  Name:        Joe Thomas
            ---------------------------------                                   ----------------------------------------
Title/Dept:   [*]                                                  Title/Dept:  Director of Strategic Alliances
            ---------------------------------                                   ----------------------------------------
Address:      9000 S. Rita Road                                    Address:     181 2nd Avenue, Suite 218
            ---------------------------------                                   -----------------------------------------
              Tucson, AZ 85744                                                  San Mateo, CA 94401
            ---------------------------------                                  -----------------------------------------
Phone:        [*]                                                  Phone:      (650) 685-3030
            ---------------------------------                                  -----------------------------------------
Facsimile:    [*]                                                  Facsimile:  (650) 762-2110
            ---------------------------------                                  -----------------------------------------

                                        For:         Fort Knox Escrow Services, Inc.

                                        Name:        Glen Bryman
                                                     ---------------------------------------
                                        Title/Dept:  Senior Account Manager
                                                     ---------------------------------------
                                        Address:     2100 Norcross Pkwy., Suite 150
                                                     ---------------------------------------
                                                     Norcross, GA 30071
                                                     ---------------------------------------
                                        Phone:       (770) 239-9200 X107
                                                     ---------------------------------------
                                        Facsimile:   (770) 239-9201
                                                     ---------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2 Notices are effective when received by the appropriate coordinator as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt or facsimile receipt confirmation sheet.)

PART 3 PAYMENT

3.1  Custodian will send its original invoices to IBM at the following address:

      International Business Machines Corporation
      Accounts Payable Center
      P.O. Box 9005
      1701 North Street
      Endicott, NY 13761-9005

      One copy of each invoice will be sent by mail or facsimile to the IBM Escrowed Work Coordinator.

3.2   Custodian's invoices will include the following information:

      a)  IBM Source Code Custody Agreement Number;
      b)  this DEW Transaction Document Number;
      c)  name of Custodian and "remit to" address;
      d)  short description of the performance for which payment is due; and
      e) IBM's purchase order number (if applicable), Custodian's invoice number and its date.

[IBM LOGO]  Source Code Custody Agreement

EXHIBIT:  Fee Schedule

===========================================================================


The terms of the IBM Source Code Custody Agreement ("SCCA") apply. The following fees are firm for all services that the Custodian provides during the specified effective period. These fees apply to all active Description of Escrowed Works ("DEWs") between Custodian, InfoSpace and IBM. Custodian accepts them by signing the DEWs that reference this Exhibit.


PART 1  EFFECTIVE PERIOD

The fees are firm upon execution of the License Agreement and expires five (5) years from the Effective Date.

PART 2  FEE SCHEDULE

-------------------------------------------------------------------------------------------------------------------
SERVICE                                                                                                 FEE
-------------------------------------------------------------------------------------------------------------------
Initiation fee for SCCA #4998SJ0104:                                                                    $450.00
-------------------------------------------------------------------------------------------------------------------
Annual Maintenance Fee:                                                                                 $700.00
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


PART 3      NEW FEE SCHEDULES
This Fee Schedule may be amended or replaced by the IBM and Custodian SCCA Coordinators according to the SCCA Part entitled Payment.


                                  Page 1 of 1